                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 24, 2006

                               AmericasBank Corp.
                               ------------------
             (Exact name of registrant as specified in its charter)

         Maryland                        000-22925            52-2090433
         --------                        ---------            ----------
(State or other jurisdiction of         (Commission          (IRS Employer
 incorporation or organization)         File Number)         Identification No.)


500 York Road, Towson, Maryland                                   21204
-------------------------------                                   -----
(Address of principal executive offices)                        (Zip Code)


                                 (443) 823-0500
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On March 24, 2006, AmericasBank (the "Bank"), a wholly owned subsidiary of AmericasBank Corp. (the "Company"), entered into an Employment Agreement (the "Employment Agreement") with William J. Allen (the "Employee") in connection with his appointment as an executive officer. The Employment Agreement became effective on April 3, 2006 (the "Effective Date").

         Pursuant to the Employment Agreement, the Employee will serve as the Senior Vice President and Mortgage Division Manager of the Bank. The Employment Agreement has an initial term of two years. After the first anniversary date and continuing on each anniversary date thereafter, the Employment Agreement will be extended for an additional year such that the remaining term shall be two years unless written notice of non-renewal is provided to the Employee at least ten and not more than 30 days prior to the anniversary date.

         The agreement initially provided for a salary of $110,000. Commencing on the first pay period following the Employee's first anniversary, so long as the Employee remains in good standing and the Bank achieves its profit plan for 2006, the Employee's salary will increase to $125,000. Thereafter, the Compensation Committee of the Board or Directors will review the base salary and bonus structure of the Employee. The Employee also will be entitled to annual bonuses based on the performance of the Bank and the Bank's mortgage division. The Employment Agreement provides that it is the intention to award the Employee options to acquire 10,000 shares of Company common stock by December 31, 2006, and the Employee's base salary will be increased by 10% if the intended incentive stock options are not awarded by such date.

         The Employment Agreement terminates upon the Employee's death or permanent disability or by mutual written agreement. In addition, the Employee may terminate the agreement within six months following a "change in control," as described below, for "good reason," as described below or without good reason by providing sixty days prior written notice. "Good Reason" is defined in the Employment Agreement as a material diminution in the powers, responsibilities, compensation, benefits or duties of the Employee, a material breach of any provision of this Agreement by the Bank, a change in the location of the principal office of Employee more than 35 miles from its existing location, a regulatory agency declares the Bank insolvent and appoints a receiver, or a change in the duties of Employee which requires Employee to spend more than 45 normal working days away from Employee's principal office duing any 12-month period. The Bank may terminate the Employment Agreement for certain events constituting "cause," as described in the Employment Agreement. The Bank may also terminate the agreement without cause upon 60 days prior written notice to the Employee.

         If the Employee terminates the Employment Agreement for good reason, or if the Bank terminates the Employee's employment without cause and a change in control has not occurred within the immediately preceding six months, then the Employee is entitled to severance pay and liquidated damages in amount equal to four times his monthly base salary, to be paid in equal monthly installments.

For each completed year of employment with the Bank, the severance pay and liquidated damages will increase by an amount equal to the Employee's monthly base salary to a maximum payment of nine times the Employee's monthly base salary. The severance payment and liquidated damages are reduced to the extent the Employee receives compensation from another employer.

         Pursuant to the Employment Agreement, a "change in control" will occur upon:

               o The acquisition by any person or persons acting in concert of 50% or more of any class of voting securities of the Bank or the Company or any other acquisition of control under the regulations of the Board of Governors of the Federal Reserve System;

               o The approval, by the stockholders of either the Bank or the Company of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of either the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

               o The sale, transfer or assignment of all or substantially all of the assets of the Bank or the Company to any third party.

         In the event a change in control has occurred and the Employment Agreement is terminated by the Bank or by the Employee within six months following the change in control, the Employee would be entitled to receive 75% of his annual base salary if the price paid by an acquirer for the Bank's or Company's voting securities, voting control or assets is equal to or less than 200% of the Bank's or Company's book value or 100% of his annual base salary if such price is more than 200% of such book value. However, if the aggregate of the payments provided for in the Employment Agreement and other payments and benefits which the Employee has the right to receive from the Bank (the "Total Payments") would constitute a "parachute payment," as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), the Employee will receive the Total Payments unless (a) the after-tax amount that would be retained by the Employee (after taking into account all federal, state and local income taxes payable by the Employee and the amount of any excise taxes payable by the Employee under Section 4999 of the Internal Revenue Code that would be payable by the Employee (the "Excise Taxes")) if the Employee were to receive the Total Payments has an aggregate value less than (b) the after-tax amount that would be retained by the Employee (after taking into account all federal, state and local income taxes payable by the Employee) if the Employee were to receive the Total Payments reduced to the largest amount as would result in no portion of the Total Payments being subject to Excise Taxes (the "Reduced Payments"), in which case the Employee would be entitled only to the Reduced Payments.

         The Employment Agreement provides that if the Employment Agreement is terminated for any reason other than upon the mutual agreement of the parties, for a period equal to the greater of six months or the period during which the Employee is to be paid monthly termination payments, the Employee will not engage in any business which is the same as or essentially the same as the business of the Bank within the geographic area encompassed in a radius of 20 miles of the main office of the Bank, either directly or indirectly, on the Employee's own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Bank, except on behalf of or with the prior written consent of the Bank.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2006                   AmericasBank Corp.
                                      ------------------
                                        (Registrant)




                                      By: /s/ Mark H. Anders
                                          --------------------------------------
                                          Mark H. Anders
                                          President and Chief Executive Officer